Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 033-64369 and 333-129023) and Form S-8 (No. 333-02007, 333-36610, and 333-174667) of Juniata Valley Financial Corp. of our report dated March 16, 2022, relating to the consolidated financial statements and the effectiveness of Juniata Valley Financial Corp.’s internal control over financial reporting included in this Annual Report on Form 10-K.

/s/ Crowe LLP

Cleveland, Ohio

March 16, 2022